Crown Equity Holdings, Inc.
5440 W. Sahara Ave. Suite 205 * Las Vegas, Nevada 89146
Office:702 448-1543 Fax: 702 479-7151 Toll Free: 877 854-6797

MANAGEMENT CONSULTING SERVICES AGREEMENT

THIS MANAGEMENT CONSULTING SERVICES AGREEMENT (the "Agreement") is entered into this 1st day of April, 2011 by and between Cleantech Transit, Inc., a Nevada corporation ("Company"), and Crown Equity Holdings Inc., a Nevada corporation ("Crown").

1. Scope and Term of Services. Crown shall, upon request by Company, provide the management consulting services for a period of twelve months, commencing on April 1, 2011 and ending March 31, 2012 (the "Term"). Crown shall advise the Company concerning investor relations, financing, corporate structure and investments and any other services as reasonably requested by the parties.

2. Payment. Company shall issue to Crown five million (5,000,000) shares of the Company's common stock in restricted form, as compensation for its services during the Term.

3. Confidentiality and Non-Disclosure. Crown shall keep confidential all technical, customer, business and financial information relating to Company's business disclosed by Company or its customers to Crown directly or indirectly whether in writing, orally or by inspection ("Information"). Crown will not, during or after Crown's consulting relationship with Company, (i) disclose any Information directly or indirectly to any person or entity other than an employee or affiliate of Company, acting in that capacity and for Company's benefit or (ii) use any Information other than for Company's benefit. These obligations do not apply to Information which has been published or is available generally to the public, except where publication or availability results from Crown's acts.

4. Conflicts of Interest. Crown represents that this Agreement does not conflict with any agreement or obligation binding on Crown. Crown represents that Crown is not presently retained by any entity that designs, manufactures or sells products which compete with Company's present products, or proposed products disclosed to Crown. Crown shall not accept such retention without Company's approval while Crown is providing services to Company.

5. Representations and Warranties.

a. By Company. Company represents and warrants that (a) it has the full corporate rights, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

and (b) its execution of this agreement does not and will not violate any agreement to which the Company is a party or by which Company is otherwise bound, or any applicable law, rule or regulation.

b. By Crown. Crown represents and warranty to Company that it has the full corporate rights, power and authority to enter into this Agreement and to perform the acts required of it hereunder.

6. Independent Contractor Relationship. The parties are independent contractors and neither party is the agent of the other for any purpose, and nothing in this Agreement shall be construed as creating an employer-employee relationship, partnership, or joint venture between the parties. Neither party has authority to assume any obligation for the other or to make any representation on behalf of the other, nor to obligate the other for any purpose.

7. Arbitration and Equitable Relief. Any dispute arising out of this Agreement shall be settled by arbitration held in the County of Cark in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association. The arbitrator may grant injunctions or other equitable relief. The arbitrator's decision shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. Company and Crown shall each pay 50% of the costs of arbitration and shall each separately pay its respective counsel fees and expenses.

8. Termination. This Agreement may be terminated by either party upon 30 days written notice to the other party. Termination of the Agreement does not terminate the obligation to pay for the services already provided or to provide for any services already paid for.

9. Interpretation of Agreement. The parties acknowledge that this agreement was negotiated between them and that each party has had a say as to the obligations and duties defined herein, as such each party has been provided equal input. Therefore the parties intend that this agreement will not be interpreted against either of them or against the party that actually drafted it.

10. Miscellaneous. Any notice under this Agreement shall be in writing and shall be deemed delivered five (5) days after being mailed to the other party at the address set forth at the end of this Agreement or at such other address given pursuant to this provision, and shall also be considered delivered upon transmission by facsimile if a confirming letter is mailed on the same day. This Agreement is the entire agreement regarding consulting services between the parties. The Agreement shall be governed by Nevada law without regard to conflict of law provisions thereof. This Agreement may be modified only by a subsequent written instrument signed by Company and Crown. This Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties.

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IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement on the day and year first above written.

CLEANTECH TRANSIT INC.,
a Nevada corporation

By: ______________________________
Name: Lowell Holden
Its: Director

CROWN EQUITY HOLDINGS INC. ,
a Nevada corporation

By: ______________________________
Name: Kenneth Bosket
Its: President and CEO